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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No 333-02499 and No 33-50532) of Axiohm Transactions Solutions, Inc. (formerly DH Technology, Inc.), of our report dated September 12, 1997 relating to the consolidated financial statements of Axiohm S.A. which appears in the Amendment No. 1 to the Current Report on Form 8-K of Axiohm Transaction Solutions, Inc. dated October 2, 1997.

Price Waterhouse
/s/ Price Waterhouse
Paris, France
December 12, 1997